Exhibit 2

CRH AMERICA, INC.

OFFICER’S CERTIFICATE

Pursuant to Sections 102 and 301 of the Indenture

I, Michael O’Driscoll, Director of CRIt America, Inc. (the “Company”) acting in my capacity as such pursuant to resolutions duly adopted by the Board of Directors of the Company on June 27, 2001 and September 19, 2003 whereby, any Director, Michael O’Driscoll or John Wittstock is authorized to approve on behalf of the Company those terms of the issue of the Company’s $700,000,000 aggregate principal amount of 5.30% Guaranteed Notes due 2013 (the “2013 Securities”) and the Company’s $300,000,000 aggregate principal amount of 6.40% Guaranteed Notes due 2033 (the “2033 Securities”, and together with the 2013 Securities, the “Securities”) fully and unconditionally guaranteed by CRH plc (the “Guarantor”), HEREBY APPROVE AND CONFIRM the following such terms:

1. The undersigned has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.

2. The undersigned has examined the resolutions of the Board of Directors of the Company relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Company and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In the opinion of the undersigned, such examination is sufficient to enable him to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4. The undersigned is of the opinion that the covenants and conditions referred to above have been complied with.

5. The terms of the 2013 Securities are as follows:

Title:	5.30% notes due 2013

Issue Price:	99.750%

Issue Date:	September 29, 2003

Limit of Aggregate Principal Amount:	$700,000,000

Form and Denomination of Securities:	The 2013 Securities will be issued in the form of two global notes that will be deposited with The Depository Trust Company, New York, New York (“DTC”) on the Closing Date. Two global notes will be issued to DTC, which will be executed and delivered in substantially the form attached hereto as Exhibit A. The Company will not issue certificated notes except in certain circumstances as described in the prospectus supplement (the “Prospectus Supplement”)

Principal Payment Date:	October 15, 2013, unless redeemed earlier at the option of the Company or the Guarantor

Maturity:	October 15, 2013

Interest:	5.30% per annum, accruing from September 29, 2003, payable on April 15 and October 15 of each year to holders of record on the next preceding April 1 or October 1, commencing April 15, 2004

Place of Payment of Principal, Premium and Interest:	JPMorgan Chase Bank, Institutional Trust Services, 4 New York Plaza, 15th Floor, New York, New York 10004

Irish Paying Agent (subject to approval of the listing application to the Irish Stock Exchange):	J.P. Morgan Bank (Ireland) plc JPMorgan House International Financial Service Centre Dublin 1 Ireland

Notices and Demands to Company:	375 Northridge Road Suite 350 Atlanta, Georgia 30350 Attn: Secretary

Notices and Demands to Guarantor:	Belgard Castle Clondalkin, Dublin 22 Ireland Attn: Secretary

or

CT Corporation System 111 8th Avenue New York, NY 10019

Notices and Demands to Underwriters:	Banc of America Securities LLC Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255 Attn: High Grade Debt Capital Markets Fax: +1-212-847-5184

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attn: International Capital Markets Fax: +1-212-723-8674

J.P. Morgan Securities Inc. 270 Park Avenue 9th Floor New York NY 10017 Attn: Transaction Execution Group Fax: +1-212-834-6702

Notes and Demands to Trustee:	JPMorgan Chase Bank Institutional Trust Services 4 New York Plaza 15th Floor, New York, NY 10004

Tax Redemption:	Optional, in whole but not in part, at the option of the Company or the Guarantor, upon the occurrence of certain tax events in accordance with Section 1108 of the Indenture

Optional Redemption:	The 2013 Securities will be redeemable at the option of the Guarantor or the Company, in whole or in part from time to time. Upon redemption, either the Company or the Guarantor will pay a redemption price equal to the greater of (1) 100% of the principal amount of the 2013 Securities plus accrued interest to the date of redemption and (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2013 Securities (excluding any interest accrued as of the date of the redemption) plus (b) accrued interest to the date of redemption. The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate (as defined on page S-18 of the Prospectus Supplement) plus 20 basis points. The “comparable treasury issue” will be the U.S. Treasury security selected by an independent investment banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2013 Securities, as more fully described on pages S-18 and S- 19 of the Prospectus Supplement (as defined below)

Defeasance and Discharge of Securities (Sections 1302 and 1303 of the Indenture):	Applicable

Additional Amounts:	Additional Amounts will be payable by the Guarantor, as more fully described in the Prospectus dated September 6, 2001 (the “Prospectus”) and the Prospectus Supplement dated September 22, 2003 to the Prospectus (the “Prospectus Supplement”)

Other Terms of the Securities:	The other terms of the 2013 Securities shall be substantially as set forth in the Prospectus

6. The terms of the 2033 Securities are as follows:

Title:	6.40% notes due 2033

Issue Price:	99.532%

Issue Date:	September 29, 2003

Limit of Aggregate Principal Amount:	$300,000,000

Form and Denomination of Securities:	The 2033 Securities will be issued in the form of one global note that will be deposited with DTC, which will be executed and delivered in substantially the form attached hereto as Exhibit B. The Company will not issue certificated 2033 Securities except in certain circumstances as described in the prospectus supplement (the “Prospectus Supplement”)

Principal Payment Date:	October 15, 2033, unless redeemed earlier at the option of the Company or the Guarantor

Maturity:	October 15, 2033

Interest:	6.40% per annum, accruing from September 29, 2003, payable on April 15 and October 15 of each year to holders of record on the next preceding April 1 or October 1, commencing April 15, 2004

Place of Payment of Principal, Premium and Interest:	JPMorgan Chase Bank, Institutional Trust Services, 4 New York Plaza, 15th Floor, New York, New York 10004

Irish Paying Agent (subject to approval of the listing application to the Irish Stock Exchange):	J.P. Morgan Bank (Ireland) plc JPMorgan House International Financial Service Centre Dublin 1 Ireland

Notices and Demands to Company:	375 Northridge Road Suite 350 Atlanta, Georgia 30350 Attn: Secretary

Notices and Demands to Guarantor:	Belgard Castle Clondalkin, Dublin 22 Ireland Attn: Secretary

or

CT Corporation System 111 8th Avenue New York, NY 10019

Notices and Demands to Underwriters:	Banc of America Securities LLC Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255 Attn: High Grade Debt Capital Markets Fax: +1-212-847-5184

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attn: International Capital Markets Fax: +1-212-723-8674

J.P. Morgan Securities Inc. 270 Park Avenue 9th Floor New York, NY 10017 Attn: Transaction Execution Group Fax: +1-212-834-6702

Notes and Demands to Trustee:	JPMorgan Chase Bank Institutional Trust Services 4 New York Plaza 15th Floor, New York, NY 10004

Tax Redemption:	Optional, in whole but not in part, at the option of the Company or the Guarantor, upon the occurrence of certain tax events in accordance with Section 1108 of the Indenture

Optional Redemption:	The 2033 Securities will be redeemable at the option of the Guarantor or the Company, in whole or in part from time to time. Upon redemption, either the Company or the Guarantor will pay a redemption price equal to the greater of (1) 100% of the principal amount of the 2033 Securities plus accrued interest to the date of redemption and (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2033 Securities (excluding any interest accrued as of the date of the redemption) plus (b) accrued interest to the date of redemption. The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate (as defined on page S-18 of the Prospectus Supplement) plus 25 basis points. The “comparable treasury issue” will be the U.S. Treasury security selected by an independent investment banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2033 Securities, as more fully described on pages S-18 and S- 19 of the Prospectus Supplement (as defined below)

Defeasance and Discharge of Securities (Sections 1302 and 1303 of the Indenture):	Applicable

Additional Amounts:	Additional Amounts will be payable by the Guarantor, as more fully described in the Prospectus dated September 6, 2001 (the “Prospectus”) and the Prospectus Supplement dated September 22, 2003 to the Prospectus (the “Prospectus Supplement”)

Other Terms of the Securities:	The other terms of the 2033 Securities shall be substantially as set forth in the Prospectus

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Terms defined in the Pricing Agreement dated September 22, 2003 between the Company, the Guarantor and Banc of America Securities I-LC, Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as representatives of the several underwriters named therein, and not otherwise defined herein are used herein as therein defined.

Dated: September 29, 2003

CRH America, Inc.

By:	/s/ Michael O’Driscoll
Name: Michael O’Driscoll
Title: Director